Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, as amended by Post-Effective Amendment No. 1 (File No. 333-203098), of our report dated March 14, 2017 with respect to the consolidated financial statements and schedules of State National Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

June 21, 2017